UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021

CHEMBIO DIAGNOSTICS, INC.

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Wireless Blvd. Hauppauge, NY 11788
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CEMI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Since September 2018 the terms of our bylaws have provided that the bylaws could be amended only by action of the board of directors. On June 10, 2021, the board approved and adopted an amendment to the bylaws that generally provides the bylaws may be amended not only by action of the board, but also by action of the holders of at least two‑thirds of the outstanding shares of capital stock.

The amendment, which became effective immediately upon board approval and will be reflected in a restatement of the bylaws, deletes the existing provisions of Article IX of the bylaws in their entirety and substitutes therefor the following:

“ARTICLE IX

AMENDMENT OF BYLAWS

Section 1.          By Board. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present.

Section 2.          By Stockholders. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the affirmative vote of the holders of at least two-thirds of the shares of capital stock of the Corporation issued, outstanding and entitled to vote at any Annual Meeting or Special Meeting, provided notice of such alteration, amendment or repeal, or of such adoption of new Bylaws, shall have been stated in the notice of such Annual Meeting or Special Meeting.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Chembio Diagnostics, Inc.

Dated: June 10, 2021	By:	/s/ Neil A. Goldman
Executive Vice President and Chief Financial Officer